UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Broadridge Financial Solutions, Inc. has determined that Proposal No. 4 set forth in the definitive proxy statement for the Reed’s, Inc. 2022 Annual Meeting of Stockholders (scheduled for October 5, 2022) filed on Form DEF 14A on August 31, 2022, as amended on Form DEFR 14A on September 21, 2022, will be treated as a “routine” matter, and, as such, any NYSE member broker who has received no instructions from its clients and participates in discretionary voting will have discretion to vote its clients’ uninstructed shares on Proposal No. 4. All holders of record of Reed’s common stock as of the close of business on August 26, 2022, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof. If you are a beneficial holder and you wish to vote “for,” “against” or “abstain” from this proposal and your broker is an NYSE member that participates in discretionary voting, you will have to provide your broker with such an instruction prior to midnight on October 4, 2022. Otherwise, your broker may vote in its discretion on Proposal No. 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: September 21, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer